EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229949 on Form S-8 of our report dated June 6, 2024, relating to the financial statements and supplemental schedule of Nuclear Management Company, LLC NMC Savings and Retirement Plan, appearing in this Annual Report on Form 11-K of Nuclear Management Company, LLC NMC Savings and Retirement Plan for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
June 6, 2024